UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2021

Design Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40288	82-3929248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6005 Hidden Valley Road, Suite 110 Carlsbad, California	92011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 293-4900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	DSGN	The Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2021, the Board of Directors (the “Board”) of Design Therapeutics, Inc. (the “Company”) appointed Julie Burgess as the Company’s Chief Accounting Officer and principal accounting officer, effective upon the date she commences employment with the Company (the “Effective Date”). Upon the Effective Date, which is expected to be September 13, 2021, Dawn Giangiulio, the Company’s Controller and interim principal accounting officer, will discontinue serving as the Company’s interim principal accounting officer. Ms. Burgess’s appointment will not affect Ms. Giangiulio’s status as the Company’s Controller.

Ms. Burgess, age 52, has served as Senior Vice President, Finance at Otonomy, Inc. (“Otonomy”), a biopharmaceutical company, since April 2021, and before that served as Otonomy’s Vice President, Finance and Administration from January 2014 to April 2021. Prior to Otonomy, Ms. Burgess served as the Corporate Controller for Apricus Biosciences, Inc. from March 2012 to October 2013. She has also previously served as an independent consultant to several other biopharmaceutical companies including Cypress Biosciences, Inc. and Ocera Therapeutics, Inc. (now, Mallinckrodt Pharmaceuticals), and as an auditor at KPMG, LLP. Ms. Burgess has more than 25 years of experience in financial reporting, technical accounting, debt and equity financings, and financial planning and management for public and private companies and is a licensed Certified Public Accountant (California active). Ms. Burgess received her B.A. in Business Economics from the University of California, Santa Barbara and her M.S. in Business Administration from San Diego State University.

In connection with the appointment of Ms. Burgess, the Company and Ms. Burgess entered into an employment offer letter agreement, pursuant to which, commencing on the Effective Date, Ms. Burgess will be (i) entitled to receive an annual base salary of $350,000, (ii) eligible to receive an annual performance bonus of up to 35% of her base salary, based upon the achievement of certain corporate and individual objectives as determined by the Board, provided that Ms. Burgess’s bonus opportunity for the 2021 calendar year will not be prorated to reflect her start date, and two-thirds of the bonus opportunity for the 2021 calendar year is guaranteed, and (iii) entitled to receive a stock option to purchase 135,000 shares of the Company’s common stock. Twenty-five percent of the shares subject to the stock option will vest after 12 months of employment, with the remaining shares vesting monthly thereafter over the following 36 months.

There are no arrangements or understandings between Ms. Burgess and any other persons in connection with Ms. Burgess’s appointment as the Company’s Chief Accounting Officer and principal accounting officer. There are also no family relationships between Ms. Burgess and any director or executive officer of the Company and Ms. Burgess has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DESIGN THERAPEUTICS, INC.

Date: August 20, 2021	By:	/s/ João Siffert, M.D.
João Siffert, M.D.
President and Chief Executive Officer